UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported February 27, 2018

_______________________________________________________________

COSMOS GROUP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55793	22-3617931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rooms 1705-6, 17th Floor, Tai Yau Building,

No. 181 Johnston Road

Wanchai, Hong Kong

(Address of principal executive offices) (Zip Code)

+852 3643 1111
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective February 27, 2018, and March 1, 2018, we, through Foshan Cosmos Xi Yue Car Rental Co., Ltd., our wholly foreign owned entity, entered into three loan agreements with China Merchants Bank Co., Ltd. in the following principal amounts (each, a “Loan,” and collectively, the “Loans”):

Date of Loan	Principal Amount	Collateral
February 27, 2018	RMB 3,900,000	RMB Deposit of 3,915,000
March 1, 2018	RMB 3,120,000	RMB Deposit of 3,132,000
March 2, 2018	RMB 3,120,000	RMB Deposit of 3,132,000

Each Loan accrues interest at a rate of 5% above the Bank of China Benchmark Lending Rate and matures 12 months from the date of actual loan issuance. Each Loan is secured by a deposit of renminbi in the amounts set forth above.

The foregoing descriptions of the Loan Agreement and the Collateral Agreement are qualified in their entirety by reference to such agreements, an English translation of which has been provided by COSG and is filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Loan Agreement, by and between China Merchants Bank Co., Ltd. – Foshan Branch and Foshan Cosmos Xi Yue Car Rental Company Limited.
10.2	Form of Collateral Agreement, by and between China Merchants Bank Co., Ltd. – Foshan Branch and Foshan Cosmos Xi Yue Car Rental Company Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS GROUP HOLDINGS INC.
Dated: May 30, 2018

	By:	/s/ Koon Wing Cheung
Koon Wing Cheung
Chief Executive Officer